Exhibit 99.1

Qualigen Therapeutics, Inc. Received Nasdaq Notice of a Delisting Determination

CARLSBAD, Calif., May 30, 2024 (GLOBE NEWSWIRE) — Qualigen Therapeutics, Inc. (“Qualigen” or “the Company,” Nasdaq: QLGN), announced today that on May 23, 2024, it received written notice (the “Delist Notice”) from The Nasdaq Stock Market (“Nasdaq”) indicating the Company’s continued non-compliance with the minimum bid price requirement, pursuant to Listing Rule 5550(b)(2).

As previously reported, on November 20, 2023, the Company received a letter (the “Bid Price Deficiency Notice”) from Nasdaq notifying the Company that, because the closing bid price for its common stock has been below $1.00 per share for 30 consecutive business days, it no longer complies with the minimum bid price requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive business days.

Additionally, the Delist Notice states that since the Company has not yet filed its Form 10-Q for the period ended March 31, 2024, it no longer complies with Listing Rule 5250(c)(1), and that this matter serves as a separate and additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

Further, as previously reported, on November 21, 2023, the Company also received a letter from Nasdaq notifying the Company that it did not comply with the $2,500,000 minimum stockholders’ equity requirement, as set forth in Listing Rule 5550(a)(2) (the “Equity Rule”). On January 12, 2024, Nasdaq granted the Company an extension of time until May 21, 2024, to regain compliance with the Equity Rule. The Company has not done so to date. As such, the Delist Notice states that this matter also serves as a separate and additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

On May 30, 2024 the Company requested a hearing before a Nasdaq Hearings Panel, which will automatically stay the suspension of trading in the Company’s securities for a period of 15 days from the date of the request. The Company also intends to seek an extended stay pending the hearing, although no assurance can be provided that such an extension would be granted.

The Company is working to evidence compliance with all applicable requirements for continued listing on the Nasdaq Capital Market and intends to submit a plan to that effect to the Panel as part of the hearing process; however, there can be no assurance the Panel will grant any request for continued listing or that the Company will be able to regain compliance with the applicable listing criteria within the period of time that may be granted by the Panel.

The Notices have no immediate effect on the listing or trading of the Company’s common stock and the common stock will continue to trade on the Nasdaq Capital Market under the symbol “QLGN.”

About Qualigen Therapeutics, Inc.

For more information about Qualigen Therapeutics, Inc., please visit www.qlgntx.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. The Company’s forward-looking statements are based on current beliefs and expectations of its management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements regarding the Company’s plans to regain compliance with the Nasdaq continued listing requirements, including the Minimum Bid Price Requirement and the Minimum Stockholders’ Equity Requirement or its alternatives, the Company’s ability to file its Form 10-Q for the period ended March 31, 2024 or otherwise in the future, and the Company’s financial condition, growth and strategies. Any or all of the forward-looking statements may turn out to be wrong or be affected by assumptions the Company makes that later turn out to be incorrect, or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to the Company’s ability to regain compliance with Nasdaq’s continued listing requirements, including the Minimum Bid Price Requirement and the Minimum Stockholders’ Equity Requirement or its alternatives, the Company’s ability to file its Form 10-Q for the period ended March 31, 2024 or otherwise in the future, or otherwise maintain compliance with any other listing requirement of The Nasdaq Capital Market, the potential de-listing of the Company’s shares from The Nasdaq Capital Market due to its failure to comply with the Minimum Bid Price Requirement or the Minimum Stockholders’ Equity Requirement or its alternatives, and the Company’s ability to file its Form 10-Q for the period ended March 31, 2024 or otherwise in the future, and the other risks set forth in the Company’s filings with the Securities and Exchange Commission, including in its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by the Company’s forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this news release, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Investor Relations

ir@qlgntx.com.

Source: Qualigen Therapeutics, Inc.